               ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE


NUMBER                                                                SHARES
  1                                                                **1,112,125**


SEE RESTRICTIVE LEGEND(S) ON BACK


                           SYNAGRO TECHNOLOGIES, INC.
                            SERIES B PREFERRED STOCK
                                PAR VALUE $.002



     THIS CERTIFIES THAT ENVIRONMENTAL OPPORTUNITIES FUND, L.P. is the owner of ** One Million One Hundred Twelve Thousand One Hundred Twenty Five (1,112,125)** fully paid and non-assessable Shares OF THE SERIES B PREFERRED STOCK OF SYNAGRO TECHNOLOGIES, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated  March 31, 1998
      ----------------



/s/ DANIEL L. SHOOL                     /s/ [ILLEGIBLE]
----------------------------            ---------------------------
       SECRETARY                                  PRESIDENT

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred (other than pursuant to Rule 144 or any similar analogous rule or rules) except pursuant to an effective registration statement under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulation promulgated thereunder. In addition, the securities evidenced hereby are subject to the provisions of a Registration Rights Agreement dated March 31, 1998, between the Company and the original holder of such securities, a copy of which will be furnished by the Company to the owner hereof without charge upon written request.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.


     TEN COM   - as tenants in common

     TEN ENT   - as tenants by the entireties

     JT TEN    - as joint tenants with right of survivorship
                 and not as tenants in common

     UNIF GIFT MIN ACT   -  Custodian         (Minor)
       under Uniform Gifts to Minors Act      (State)

For value received, the undersigned hereby sells, assigns and transfers unto

                                                       PLEASE INSERT SOCIAL
                                                         SECURITY OR OTHER
                                                       IDENTIFYING NUMBER OF
                                                              ASSIGNEE
                                                        [                 ]
-------------------------------------------------------
 PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE





----------------------------------------------------------------------------

                                                              SHARES
------------------------------------------------------------

represents by the within Certificate, and hereby irrevocably constitutes and appoints ______________ Attorney to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.


Dated,
      ---------------------------



                                                  --------------------------
          In presence of


---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.